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                                                                     EXHIBIT 5.1

                               HALE AND DORR LLP
                              COUNSELLORS AT LAW
                             650 COLLEGE ROAD EAST
                          PRINCETON, NEW JERSEY 08540
                        609-750-7600 . FAX 609-750-7700


                                           January 23, 2002

Voxware, Inc.
168 Franklin Corner Road
Lawrenceville, New Jersey 08648

Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 22,642,632 shares of the common stock, $0.001 par value per share (the "Shares"), of Voxware, Inc., a Delaware corporation (the "Company"), of which 14,063,745 Shares are issuable upon the conversion of 1,765 shares of Series C Preferred Stock currently held by certain stockholders of the Company (the "Selling Stockholders"), 5,625,500 Shares are issuable upon the exercise of warrants currently held by the Selling Stockholders, and 2,953,387 Shares may be issued as dividends on the shares of Series C Preferred Stock held by the Selling Stockholders.

     We have acted as counsel for the Company in connection with the registration of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the resolutions of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, the form of those certain Common Stock Purchase Warrants, dated December 12, 2001, by and between the Company and each Selling Stockholder and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     Our opinion in clause (ii) below, insofar as it relates to the Selling Stockholders' shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company's receipt of the consideration called for by the applicable resolutions authorizing the issuance of such shares.

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     We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New Jersey, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that (i) the Shares to be issued by the Company have been duly authorized for issuance and, when such Shares are issued in accordance with the terms and conditions of the Company's Certificate of Incorporation, such Shares will be validly issued, fully paid and nonassessable and (ii) the Shares to be sold by the Selling Shareholders have been duly authorized and, when issued in accordance with the terms of the Company's Certificate of Incorporation and the Common Stock Purchase Warrants, as applicable, will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                        Sincerely,

                                        /s/ HALE AND DORR LLP